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                                                                  Page 92 of 95

                                   EXHIBIT 21

                         Subsidiaries of the Registrant

     Subsidiary                                          State of Incorporation
     ----------                                          ----------------------
GBC Liquidating Corp.                                          New York

Genesee Ventures, Inc.                                         New York